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                                                                   EXHIBIT 10.60

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease") is made effective as of this 18 day of MARCH, 2005, by and between SCHOTTENSTEIN STORES CORPORATION, a Delaware Corporation having its principal offices located at 1800 Moler Road, Columbus, Ohio 43207 ("Landlord"), and VALUE CITY OF MICHIGAN, INC., a Michigan corporation having its principal offices located at 3241 Westerville Road, Columbus, Ohio 43224 ("Tenant").

                                   WITNESSETH:

SECTION 1. PREMISES

      Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby lease unto Tenant approximately 95,040 square feet of space in a building located at 5101 Fenton Road, Flint, Michigan 48507 (the "Demised Premises").

SECTION 2. TERM

      The initial term of this Lease shall be for a period of five (5) years, beginning effective as of August 1, 2001 (the "Commencement Date") and ending on July 31, 2006.

SECTION 3. INTENTIONALLY DELETED

SECTION 4. RENEWAL OPTIONS

      Provided that Tenant has fully complied with all of the terms and conditions on its part to be performed under this Lease, Tenant may, by giving notice to the Landlord six (6) months before the expiration of the initial term or current renewal term of this Lease, extend the lease term for up to three (3) additional periods of five (5) years each, upon the same terms and conditions as are set forth herein.

SECTION 5. RENT

      (a) Tenant hereby agrees to pay Landlord or Landlord's designee, at Landlord's offices or at such other place as Landlord may from time to time designate, as rent for the Demised Premises during the term of this Lease, the following amounts ("Rent"):

            (i) $186,700 annually, payable in equal consecutive monthly installments in the amount of $15,558.33; plus

            (ii)  the greater of:

                  (A) three percent (3%) of gross receipts (as hereinafter defined) from the Demised Premises exceeding $6,223,333.33 in any fiscal year (ending July 31) ("Percentage Rent") and

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                  (B)   the following amounts per square foot of space in the
            Demised Premises during the periods indicated:

                               MINIMUM PERCENTAGE
APPLICABLE PERIOD             RENT PER SQUARE FOOT
-----------------             --------------------
8/01/01-7/31/06                      $1.50
8/01/06-7/31/11                      $2.00
8/01/11-7/31/16                      $2.50
8/01/16-7/31/21                      $3.00

      (b) For purposes of this Lease, the term "gross receipts" shall mean the total of all sales or rental of merchandise and of all services, all income, and other receipts whatsoever of all business conducted in, at, or from the Demised Premises, whether for cash, credit, check, charge account, gift, or merchandise certificate purchased, or for other disposition of value regardless of collection. Should any departments, divisions, or parts of Tenant's business be conducted by any sublessees, concessionaires, licensees, assignees or others, then there shall be included in Tenant's "gross receipts" all "gross receipts" of such departments, divisions, or parts, whether the receipts be obtained at the Demised Premises or elsewhere, in the same manner as if such business had been conducted by Tenant. "Gross receipts" shall exclude the following: (i) any amount representing sales, use, excise, or similar taxes; (ii) the amount of refunds, exchanges, returns by customers, or allowances to customers.

      (c) During the initial term of this Lease, the Base Rent shall be payable in twelve (12) equal monthly installments, in advance, on the first day of each month. If the initial term commences on a day other than the first day of a month, the installment for such first month shall be adjusted by multiplying the full amount of the monthly installment times a fraction, the numerator of which is the number of days in such first month during which this Lease is in effect, and the denominator of which is the total number of days in such month. During any period for which minimum Percentage Rent is payable, pursuant to subparagraph (a)(ii) above, the Base Rent plus the minimum Percentage Rent shall be payable in twelve equal monthly installments, in advance, on the first day of each month.

      (d) The Percentage Rent, if any shall be owing, shall be paid within sixty (60) days after the end of each fiscal year ending on July 31, and shall be accompanied by a statement in writing signed by Tenant setting forth its gross receipts from the sale of all items for such period. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the Demised Premises. Landlord, its agents, and its accountants shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same, without expense to Tenant. Tenant also shall furnish to Landlord any and all supporting data in its possession relating to gross sales and any deductions therefrom as Landlord reasonably may require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

            (i) Tenant shall at all times maintain at its store located at the Demised Premises continuous tape or "locked-in" cash registers which shall be available for Landlord's inspection at any reasonable time.

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            (ii)  If Landlord, for any reason, questions or disputes any statements regarding Percentage Rent, then Landlord, at its own expense, shall employ such Certified Public Accountants as Landlord may select to audit and determine the amount of gross receipts for the period or periods covered by such statements. If the report of the Certified Public Accountants employed by Landlord shows any additional Percentage Rent payable by Tenant, then Tenant shall pay to Landlord such additional Percentage Rent within thirty (30) days after the report has been forwarded to Tenant unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. If Tenant questions or disputes the correctness of the report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question or dispute within thirty
      (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. If it is finally determined by the parties that Tenant has understated Percentage Rent for any period by three percent (3%) or more, then Tenant shall reimburse Landlord for the cost of the audit within thirty (30) days of receiving notice of the cost thereof.

      (e) In the event that this Lease is terminated or expires on any day other than July 31, then the rent payable hereunder for the final partial year of this Lease shall be prorated as follows:

            (i) the Base Rent payable hereunder for such period shall be determined by multiplying the total amount of the Base Rent by a fraction, the numerator of which is the actual number of days in such period before the date of such termination or expiration, and the denominator of which is 365;

            (ii) for the purpose of calculating the Percentage Rent payable hereunder for such period, the amount $6,223,333.33 in subparagraph
      (5)(a)(ii) above, shall be replaced with the amount equal to the product of $6,223,333.33 multiplied by the fraction described in subparagraph (i) above; and

            (iii) for the purpose of calculating the minimum Percentage Rent payable hereunder for such period, the number of square feet in the Demised Premises shall be equal to the product of the total number of square feet in the Demised Premises multiplied by the fraction described in subparagraph (i) above.

      (f)   Taxes and Insurance Costs:

      The Demised Premises are part of a shopping center owned by Landlord, located in Flint, Michigan and commonly known as "South Flint Plaza" (the "Shopping Center").

            (i) As used herein "Taxes and Insurance Costs" shall mean all of the following described costs incurred or to be incurred in connection with Landlord's operation of the Shopping Center and all appurtenances thereto: expenditures for taxes, assessments, and governmental charges (including real and personal property ad valorem taxes, special assessments, and any taxes levied by any federal, state or local government authority in lieu of, in substitution for, or in addition to existing real property taxes on the Shopping Center, or the ownership, operation, or maintenance of all or any part thereof,

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      and taxes on rents or services); and insurance premiums. The following expenses shall not be deemed Taxes and Insurance Costs: income, franchise, and similar taxes personal to the Landlord; Landlord's legal and accounting fees; and any costs, fines, or penalties imposed on Landlord by any governmental authority having jurisdiction over the Shopping Center unless caused by Tenant's default hereunder.

            (ii) Tenant shall pay its proportionate share of all Taxes and Insurance Costs. Tenant's proportionate share shall be equal to the product obtained by multiplying all of the Taxes and Insurance Costs by a fraction, the numerator of which shall be the number of square feet of Tenant's space and the denominator of which shall be the total number of square feet of leasable space in the Shopping Center.

      (g)   Common Areas:

            (i) "Common Areas" means all areas and facilities in the Shopping Center provided and so designated by Landlord or otherwise made available by the owner or Tenant thereof, for the common use and benefit of tenants of the Shopping Center and their customers, employees and invitees. Common Areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas.

            (ii) Landlord shall, throughout the terms hereof, operate and maintain the Common Areas, including the parking areas, for the use and benefit of the tenants of the Shopping Center and their customers and invitees. Landlord shall at all times have exclusive control of the Common Areas and may at any time and from time to time, so long as not adversely impacting Tenant: (a) promulgate, modify and amend reasonable rules and regulations for the use of the Common Areas, which rules and regulations shall be binding upon Tenant upon a delivery of a copy thereof to Tenant;
      (b) temporarily close any part of the Common Areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (c) exclude and restrain anyone from the use or occupancy of the Common Areas or any part thereof except bona fide customers and suppliers of the tenants of the Shopping Center who use said areas in accordance with the rules and regulations established by Landlord; (d) engage others to operate and maintain all or any part of the Common Areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (e) make such changes in the Common Areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas.

            (iii) Tenant shall keep all Common Areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the Common Areas only for normal parking and ingress and egress by its customers and suppliers to and from the Demised Premises. If in Landlord's opinion unauthorized persons are using any of the Common Areas by reason of Tenant's occupancy of the Demised Premises, Tenant shall, upon

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      Landlord's demand, enforce Landlord's rights against all such unauthorized persons. Landlord shall nonetheless have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Shopping Center shall have the right to make reasonable use of portions of the Common Areas.

            (iv) Tenant will pay, as additional rent, its proportionate share of the "Maintenance Costs," as hereinafter defined, for the operation and maintenance of the Common Areas. Such Maintenance Costs will be payable annually, within 30 days after Tenant's receipt of the statement of such Maintenance Costs required under subparagraph (f)(vii) below.

            (v) The "Maintenance Costs" for the Common Areas shall be computed on an accrual basis, under generally accepted accounting principles, and shall, by way of example but not limitation, include: (a) cost of labor (including workmen's compensation insurance and payroll taxes); (b) materials, and supplies used or consumed in the maintenance or operation of the Common Areas; (c) the cost of operating, and repairing of the lighting; (d) cleaning, painting, removing of rubbish or debris, snow and ice, policing, and inspecting the Common Areas; (e) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (f) rental paid for maintenance machinery and equipment; and (g) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed fifteen percent (15%) of the total of all Maintenance Costs for such accounting year. Maintenance Costs shall not include depreciation or any costs properly chargeable to a capital account under generally accepted accounting principles.

            (vi) Landlord shall maintain accurate and detailed records of all Maintenance Costs for the Common Areas in accordance with generally accepted accounting principles. Tenant's proportionate share of the Maintenance Costs of the Common Areas shall be a fraction, the numerator of which shall be the floor area of the Demised Premises, and the denominator of which shall be the gross leasable area (in square feet) of all buildings in the Shopping Center.

            (vii) Tenant's proportionate shall of all Maintenance Costs shall be computed by Landlord within sixty (60) days after the end of each accounting year (which Landlord may change from time to time). At that time Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Tenant's proportionate share thereof (prorated for any partial year, with appropriate adjustments to reflect any change in the floor area of the Demised Premises or the gross leasable area of a building occurring during such accounting year).

SECTION 6. RIGHT TO REMODEL

      Tenant may, with Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and at Tenant's expense, repair, alter, and remodel the Demised Premises, excepting structural changes, in any manner and to any extent that Tenant may from

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time to time deem necessary for adapting the Demised Premises to the requirements and uses of Tenant and for the installation of its fixtures, appliances and equipment. All plans for such remodeling shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters the Demised Premises, to restore the Demised Premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics' liens or claims by reason of repairs, alterations or improvements which may be made by Tenant on the Demised Premises.

SECTION 7. GLASS

      Tenant shall maintain the glass part of the Demised Premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost, or damage resulting from such breakage or the replacement thereof.

SECTION 8. PERSONAL PROPERTY

      Tenant further agrees that all personal property of every kind or description that may at any time be in or on the Demised Premises shall be at Tenant's sole risk, or at the risk of those claiming under Tenant, and that Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of Tenant caused in any manner whatsoever.

SECTION 9. RIGHT TO MORTGAGE

      (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage, or mortgages now or hereafter placed upon Landlord's interest in the Demised Premises; provided, however, that no default by Landlord, under any deed of trust, mortgage, or mortgages, shall affect Tenant's rights under this Lease so long as Tenant substantially performs the obligations imposed upon it hereunder. Tenant shall execute any commercially reasonable subordination, non-disturbance and attornment agreement for the purpose of effecting such subordination. It is a condition, however, to these subordination and lien provisions that Landlord shall procure from any mortgagee and agreement in writing, which shall be delivered to Tenant or contained in the subordination agreement, providing in substance that so long as Tenant faithfully discharges its obligations under this Lease, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage.

      (b) Whenever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant likewise will give such notice to any first mortgagee of which it has received legal notice. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 10. SUBLEASE OR ASSIGNMENT

      Tenant shall not sublease or assign this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, except that Tenant shall be permitted without Landlord's consent (a) to sublease space to the subtenants currently occupying such space on the Commencement Date of this Lease and (b) to assign this Lease or sublet all or any portion of the Demised Premises to a parent, subsidiary or affiliate of

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Tenant provided that (i) such assignee or sublessee has the same or greater net worth as Tenant or (ii) Tenant remains fully liable for its obligations under this Lease.

SECTION 11. EMINENT DOMAIN

      (a) If any of the Demised Premises or any part of any of the buildings thereon shall be taken or condemned either permanently or temporarily for any public or quasipublic use or purpose by a competent authority, in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including leasehold, reversion, and fee, shall belong to Landlord.

      (b) If not more than twenty percent (20%) of the Demised Premises is taken or condemned, and if the portion of the Demised Premises not taken can be repaired so as to be commercially fit for the operation of Tenant's business within ninety (90) days from the date on which possession is taken for public use, Landlord at its own expense shall repair the portion of the Demised Premises not taken and there shall be an "Equitable Abatement of Rent," as hereinafter defined, for the remainder of the Lease term and for any renewal terms. If the portion of the Demised Premises not taken cannot be repaired within ninety (90) days from the date on which possession is taken so as to be commercially fit for the operation of Tenant's business, then such property shall be released from the provisions of this Lease and there shall be an Equitable Abatement of Rent for the remainder of the Lease term. Except as stated herein, no other taking or condemnation shall cause this Lease to be terminated. No appropriation or condemnation proceedings shall operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment.

      (c) As used herein, the term "Equitable Abatement of Rent" is defined to mean a reduction in the amount of Rent calculated as follows:

            (i) Base Rent shall be adjusted in the manner provided in paragraph 5(e) above, based upon the number of square feet taken by condemnation or which cannot be repaired as provided above; and

            (ii) Operating Costs, as applicable, shall be reduced by the actual decrease in taxes and insurance due and payable by Landlord and reimbursed by Tenant as Maintenance Costs.

      (d) If more than 20% of all of the Demised Premises shall at any time after the execution of this Lease be taken by public or quasipublic use or condemned under eminent domain, then at the option of the Landlord or Tenant upon giving of thirty (30) days written notice (after notice of condemnation), this Lease shall terminate as of the date of the taking and any prepaid Rent shall be prorated as of the effective date of termination.

SECTION 12. TENANT'S TAXES

      Tenant agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment, and stock in trade placed in or on the Demised Premises during the term of this Lease.

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SECTION 13. RISK OF LOSS

      All personal property, goods, machinery, and merchandise in the Demised Premises shall be at Tenant's risk if damaged by water, fire, explosion, wind, or accident of any kind.

SECTION 14. USE AND OCCUPANCY

      During the term of this Lease the Demised Premises shall be occupied for the operation of a full line "off-price" department store. Tenant may change its use of the Demised Premises with Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and subject to any use exclusives or restrictions then in effect. Tenant shall at all times conduct its operations on the Demised Premises in a lawful manner and in compliance with all governmental laws, rules, regulations, and orders applicable to the Landlord hereunder. Tenant covenants and agrees that none of the Demised Premises shall be abandoned or left vacant and all of the Demised Premises shall be continuously used, occupied and open for business at least five days per week, except with the written consent of Landlord.

SECTION 15. NUISANCES

      Tenant shall not perform any acts or carry on any practice which may injure the Demised Premises. Landlord shall not perform any acts or carry on any practices which would injure the Demised Premises or be a nuisance or menace to Tenant or which would interfere with the right of quiet enjoyment granted to Tenant under Section 20 of this Lease.

SECTION 16. WASTE

      Tenant covenants that it will use, maintain, and occupy the Demised Premises in a careful, safe, lawful, and proper manner and will not commit waste therein. Landlord shall have access to the Demised Premises at all reasonable times for purposes of inspecting and examining the condition and maintenance of the premises.

SECTION 17. FIRE, REBUILDING AND ALTERING

      (a) At all times during the term of this Lease, Tenant shall either maintain or, at Landlord's option, reimburse Landlord for fire, casualty, and extended coverage insurance on all the buildings and permanent improvements in all of the Demised Premises.

      (b) If the Demised Premises or any permanent additions or leasehold improvements thereto shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term thereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During any period of repair, the Rent herein provided for in this Lease shall abate: (i) entirely in case all of the Demised Premises are untenantable and if Tenant determines in good faith that it cannot economically conduct business from any of the undamaged portions of the remaining Demised Premises; and (ii) equitably if only a portion of the Demised Premises are untenantable and Tenant is able to conduct its business from the undamaged portion of such Demised Premises. The Equitable Abatement of Rent shall be calculated pursuant to Section 11(c) hereof. Equitable Abatement of Rent shall cease when the Demised Premises is restored to a tenantable condition.

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      (c)   If the Demised Premises is partially damaged or destroyed has not been repaired and restored to tenantable condition within one hundred fifty
(150) days from the date of receipt of insurance proceeds for such damage or destruction, either Tenant or Landlord may release such property from this Lease by giving sixty (60) days prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations with regard to such property under this Lease and there shall be an Equitable Abatement of Rent for the remaining property covered under this Lease for the remaining Lease term.

      (d)   If one or more Parcels are damaged or destroyed during the last two
(2) years of the original or any extended term of this Lease to the extent of more than one-third (1/3) of the ground floor area thereof, Landlord shall have the right to terminate this Lease with respect to such damaged or destroyed property by written notice to Tenant within sixty (60) days following the damage or destruction, unless within thirty (30) days following receipt of such notice Tenant offers to extend the term of this Lease for an additional period of five
(5) years from the date the damage or destruction is repaired or restored. If Tenant makes an offer to extend, Landlord and Tenant shall determine the terms and conditions of the extension within thirty (30) days thereafter or Tenant's offer shall not estop Landlord from so modifying this Lease. If the terms and conditions have been mutually agreed to by the parties, then Landlord shall accept Tenant's offer and shall repair and restore the Parcels within the time and in the manner set forth above.

      (e) All policies of fire and extended coverage insurance required to be maintained by Tenant shall name Landlord and Landlord's mortgagee as the named insured, as their respective interests may appear. Tenant agrees to furnish Landlord with copies of such policies or certificates of such coverage. All such policies shall provide that any loss shall be payable to Landlord or to Landlord's mortgagee as their interests may appear. All proceeds recovered by Tenant under fire and extended coverage insurance shall be immediately payable, upon receipt, if any, by Tenant to Landlord.

SECTION 18. REPAIRS

      (a) Landlord shall keep in good order, condition, and repair the following: (i) structural parts; (ii) exterior foundations; (iii) exterior walls (except for interior faces); (iv) downspouts; (v) gutters; and (vi) the roof of the building of which the Demised Premises forms a part, and the plumbing and sewage system outside the building, except (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees, or contractors. "Structural parts" shall mean only the following: (i) foundations; (ii) exterior walls; (iii) concrete slabs; (iv) the beams and columns bearing the main load of the roof; and (v) the floors (but not floor coverings).

      (b) Notwithstanding the provisions of Paragraph A above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the Demised Premises or store fronts; (ii) heating, ventilating or air-conditioning equipment in the Demised Premises; (iii) damage caused by any casualty, burglary, break-in, vandalism, war, or act of God; and (iv) in any case until after ten (10) days' notice from Tenant stating the need for repairs. Tenant hereby expressly waives the provisions of any law permitting repairs by a tenant at the landlord's expense.

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      (c)   Tenant shall maintain, at Tenant's expense, all and every other part of the Demised Premises in good order, condition and repair, including, by way of example but not limitation: (i) all leasehold improvements; (ii) all heating, ventilating, and air-conditioning; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment;
(x) all doors, exterior entrances, windows, and window mouldings; (xi) plate glass; (xii) store fronts; and (xiv) any damages occasioned or caused by the actions of Tenant, its agents, invitees, or employees as a result of Tenant's repair obligation hereunder.

      (d) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make that repair immediately. If Tenant refuses or neglects to make the demanded repair and to complete it with reasonable dispatch, Landlord may make the repair and Tenant shall, on demand, immediately pay to Landlord the cost of the repair together with interest at ten percent (10%) per annum. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results, except with respect to any such loss or damage caused by the negligence or willful acts of Landlord or Landlord's employees, agents, or independent contractors.

SECTION 19. INTENTIONALLY DELETED

SECTION 20. COVENANT OF TITLE AND PEACEFUL POSSESSION

      Subject to the provisions of Section 11 hereof, on or before the Commencement Date Landlord shall have good and marketable title in fee simple to the Demised Premises and the right to make this Lease for the specified term. On or before the Commencement Date, Landlord shall put Tenant into complete and exclusive possession of the Demised Premises, and if Tenant pays all Rent and performs all covenants and provisions of this Lease to be performed by Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the Demised Premises and the tenements, hereditaments, and appurtenances thereunto belonging without molestation or hindrance by any person.

SECTION 21. LIABILITY INSURANCE

      Tenant agrees to carry at its own expense, throughout this Lease, public liability insurance covering all of the Demised Premises and Tenant's use thereof, which insurance shall include Landlord as an additional named insured, in companies and in a form satisfactory to Landlord, with minimums of the following for each parcel of real property: (i) Three Hundred Thousand Dollars ($300,000.00) on account of bodily injuries to or death of one person; (ii) Five Hundred thousand Dollars ($500,000.00) on account of bodily injuries to or death of more than one person as a result of any one accident or disaster; and (iii) One Hundred Thousand Dollars ($100,000.00) coverage for property damaged in an accident. Tenant shall deposit the policy or policies or certificates thereof with Landlord prior to the date of occupancy by Tenant. All liability insurance policies and certificates shall bear endorsements to the effect that the insurer agrees to notify Landlord not less than ten (10) days in advance of modification or cancellation thereof.

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

SECTION 22. FIXTURES

      Provided that Tenant repairs any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from the Demised Premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds, and any and all other trade fixtures which it has installed in and upon the Demised Premises.

SECTION 23. SURRENDER

      Tenant covenants and agrees to deliver up and surrender to Landlord the physical possession of the Demised Premises upon the expiration of this Lease, or upon its termination as herein provided, in as good condition and repair as the same shall be at the commencement of the original term, loss by fire and/or ordinary wear and tear expected, and to deliver all of the keys to Landlord or Landlord's agents.

SECTION 24. HOLDING OVER

      There shall be no privilege of renewal hereunder except as specifically set forth in this Lease, and any holding over by Tenant after the expiration shall be from day to day on the terms and conditions set forth in this Lease (prorated on a daily basis) at Landlord's option; no acceptance of Rent by or act or statement whatsoever on the part of Landlord or its duly authorized agents shall be construed as an extension of the term or as a consent to any further occupancy in the absence of a written contract signed by Landlord.

SECTION 25. NOTICE

      Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at 1800 Moler Road, Columbus, Ohio 43207, or at such other address as Landlord may specify in writing, and deposited in the United States mail by registered or certified mail, return receipt requested, with postage prepaid. Notice to Tenant shall be sent in like manner to the Demised Premises and to 3241 Westerville Road, Columbus, Ohio 43224.

SECTION 26. DEFAULT

      If Rent or any part thereof shall at any time be in arrears and unpaid for thirty (30) days or if the Tenant or its successors shall fail to perform any of the covenants, agreements, or conditions of this Lease, and the breach is not cured within thirty (30) days after written notice from Landlord, or if Tenant shall abandon or vacate the Demised Premises during the term thereof, or shall make an assignment for the benefit of creditors, or if a receiver for Tenant be appointed in any action or proceeding by or against Tenant or if a petition (voluntary or involuntary) under the Federal Bankruptcy Act or acts amendatory thereof or supplemental thereto shall be filed by or against Tenant, or if Tenant should be adjudicated bankrupt, or if the interest of Tenant in the Demised Premises be sold under execution or other legal process, Landlord may enter in and upon the Demised Premises and again have and repossess and enjoy the Demised Premises as if this Lease had not been made and thereupon this Lease and everything contained herein on the part of Landlord to be kept and performed shall cease and determine and be utterly void, without prejudice, however, to the right of Landlord to recover from Tenant or its successors all Rent due up to the time of entry. The commencement of a proceeding or suit in forcible entry and detainer or in ejectment or otherwise, after any default by Tenant, shall be equivalent in every respect to actual entry by Landlord. In case of any default by Tenant and entry by Landlord, Landlord may relet the premises at Tenant's cost (including but not limited to brokers and attorneys fees) for the remainder of the Lease term for the highest rent obtainable, and may recover from Tenant any deficiency between the amount so obtained and the amount of Rent hereinbefore reserved.

SECTION 27. WAIVER OF SUBROGATION

      Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or to any one claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or by any other casualty covered by extended coverage or supplementary insurance contract, even if such fire or other casualty is caused by the fault or negligence of the other party or any one for whom that party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring while the releasor's policies contain a clause or endorsement to the effect that any release shall not adversely affect, impair, or prejudice the right of the releaser to recover thereunder. Landlord and Tenant each agree that their policies will include such a clause or endorsement so long as the same is obtainable and that if not obtainable, each shall so advise the other in writing, which notice shall release both parties from the obligation to obtain such a clause or endorsement.

SECTION 28. EXCULPATION

      If the Tenant obtains a money judgment against Landlord, or against any of its successors or assigns, under any provisions of or with respect to this Lease or on account of any matter, condition, or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the buildings, or Landlord's ownership of the Demised Premises, Tenant shall be entitled to have execution upon such judgment only upon Landlord's fee simple interest in the Demised Premises and not out of any other assets of Landlord or of any of its successors or assigns. Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple estate.

SECTION 29. RIGHTS CUMULATIVE

      Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies, and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other right, remedy, or benefit allowed by law; provided, however, that this Lease shall not be cancelable for default of Tenant except as specifically provided in this Lease.

SECTION 30. MITIGATION OF DAMAGES

      Notwithstanding any of the terms and provisions to the contrary contained in this Lease, Landlord and Tenant each shall have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease committed by the other.

SECTION 31. SIGNS

      No building, free-standing, pylon, or other sign, shall be placed upon the Demised Premises unless it complies with reasonable sign criteria established by Landlord. Notwithstanding any sign criteria that Landlord may hereafter establish, Landlord acknowledges and agrees that Tenant's existing signage at the Demised Premises is acceptable and will not be affected by any such criteria.

SECTION 32. ENTIRE AGREEMENT

      This Lease constitutes the entire agreement of the parties; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged other than by an agreement in writing signed by the party against whom enforcement of the change, modification, or discharge is sought.

SECTION 33. LANDLORD'S LIEN

      By the execution of this Lease, Landlord shall have a lien for the performance of any and all obligations of Tenant upon Tenant's fixtures, equipment, machinery, goods, wares, merchandise, and other personal property of Tenant.

SECTION 34. BINDING UPON SUCCESSORS

      The covenants, conditions, and agreements made and entered into by the parties shall be binding upon and inure to the benefit of their respective heirs, representatives, successors, and assigns.

SECTION 35. TRANSFER OF INTEREST

      If Landlord should sell or otherwise transfer its interest in the premises, upon agreement by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord, Tenant agrees that Landlord thereafter shall have no liability to Tenant under this Lease or under any modifications, amendments, or extensions thereof, except for such liabilities which might have accrued prior to the date of the transfer of Landlord's interest.

SECTION 36. ACCESS TO PREMISES

      Landlord and its representatives shall have free access to all of the Demised Premises at all reasonable times for the purpose of: (i) examining the same or making any alterations or repairs to the Demised Premises that Landlord may deem necessary for safety or for preservation of the Demised Premises; (ii) exhibiting the Demised Premises for sale or mortgage financing; (iii) during the last three (3) months of the Lease term, for the purpose of exhibiting the Demised Premises and putting up the usual notice "to rent," which notice shall not be removed, obliterated, or hidden by Tenant; provided, however, that any such action by Landlord shall cause as little inconvenience to Tenant as reasonably practicable. Such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of Rent or damages for an injury or inconvenience occasioned thereby.

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

SECTION 37. SECTION TITLES

      The titles at the beginning of each section of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Lease.

SECTION 38. NON-WAIVER

      No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the Rent stipulated in this Lease shall be deemed to be other than on account of the stipulated Rent, nor shall an endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction. Landlord or its agents may accept such a check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy.

SECTION 39. SHORT FORM LEASE

      This Lease shall not be recorded, but upon demand of either party the parties shall execute a Short Form Lease that describes the property herein demised, gives the term of this Lease, and refers to this Lease, which may be recorded at any time that either Landlord or Tenant considers it appropriate to do so.

      IN WITNESS WHEREOF, the parties have executed this Lease as of this 18, day of MARCH, 2005.

LANDLORD:                                       TENANT:

SCHOTTENSTEIN STORES CORPORATION,               VALUE CITY OF MICHIGAN, INC.,
a Delaware corporation                          a Michigan corporation

By:    Edward K. Arndt                          By:    James A. McGrady
       --------------------------                      -------------------------
Name:  Edward K. Arndt                          Name:  JAMES A. MCGRADY
Title: Sr.V.P., Real Estate                     Title: CFO


STATE OF OHIO           :
                        : ss:
COUNTY OF FRANKLIN      :

      BE IT REMEMBERED, that on the 18th day of March, 2005, before me, a Notary Public, in and for the State of Ohio, personally appeared Edward K. Arndt, Sr.V.P., Real Estate of Schottenstein Stores Corporation, Landlord in the foregoing Lease, who acknowledged that the signing thereof was his/her free act and deed and the free act and deed of the corporation.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed by official seal on the day and year aforesaid.

[SEAL]     TIFFANY N. LARIMER                   /s/ Tiffany N. Larimer
           Notary Public, State of Ohio         -----------------------------
           My Commission Expires                Notary Public
                    08/21/06

STATE OF OHIO           :
                        : ss:
COUNTY OF FRANKLIN      :

      BE IT REMEMBERED, that on the 14th day of March, 2005, before me, a Notary Public, in and for the State of Ohio, personally appeared James a. McGrady, CFO of Value City of Michigan, Inc., Tenant in the foregoing Lease, who acknowledged that the signing thereof was his/her free act and deed and the free act and deed of the corporation.

      IN TESTIMONY WHEREOF, I have hereunto/subscribed my name and affixed by official seal on the day and year aforesaid.

[SEAL]  RUTH GARRETT                            /s/ Ruth Garrett
        Notary Public, State of Ohio            --------------------------------
        My Commission Expires 10-13-08          Notary Public

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